Exhibit 16.1

June 1, 2023

Securities and Exchange Commission
100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the periodic report on Form 6-K for the event that occurred on June 1, 2023, to be filed by our former client, G Medical Innovations Holdings Ltd. we agree with the statements made in that report insofar as they relate to our Firm.

Very truly yours,

/S/ Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

Tel Aviv	Jerusalem	Haifa	Beer Sheva	Bnei Brak	Kiryat Shmona	Petah Tikva	Modiin Ilit	Nazrat Ilit
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